Exhibit 99.1

PRESS RELEASE

CONTACT: Brian L. Cantrell Alliance Holdings GP, L.P. 1717 South Boulder Avenue, Suite 400 Tulsa, Oklahoma 74119 (918) 295-7673

FOR IMMEDIATE RELEASE

ALLIANCE HOLDINGS GP, L.P.

Increases Quarterly Distribution by 2.9% to $0.8075 Per Unit and Reports Quarterly Financial Results

TULSA, OKLAHOMA, October 28, 2013 — Alliance Holdings GP, L.P. (NASDAQ: AHGP) today announced that the Board of Directors of its general partner declared a quarterly cash distribution for the quarter ended September 30, 2013 (the “2013 Quarter”) of $0.8075 per unit, or an annualized rate of $3.23 per unit.  The declared distribution will be paid on November 19, 2013 to AHGP’s unitholders of record as of the close of trading on November 12, 2013.

The announced quarterly cash distribution represents a 12.2% increase over the $0.72 per unit distribution (an annualized rate of $2.88 per unit) for the quarter ended September 30, 2012 (the “2012 Quarter”) and an increase of 2.9% over the second quarter 2013 distribution of $0.785 per unit (an annualized rate of $3.14 per unit).

The declared distribution is based on the distribution AHGP will receive from its ownership interests in Alliance Resource Partners, L.P. (NASDAQ: ARLP).  ARLP today announced a quarterly distribution for the 2013 Quarter of $1.175 per unit, or $4.70 per unit on an annualized basis, payable on November 14, 2013 to all unitholders of record as of the close of trading on November 7, 2013.  (See ARLP Press Release dated October 28, 2013.)

AHGP also reported net income for the 2013 Quarter of $54.2 million, or $0.91 per basic and diluted limited partner unit, an increase of 37.3% compared to net income for the 2012 Quarter of $39.5 million, or $0.66 per basic and diluted limited partner unit.   (For a discussion of net income presentation, please see the end of this release.)

AHGP currently has no other operating activities apart from those conducted by the operating subsidiaries of ARLP and reports its financial results on a consolidated basis with the financial results of ARLP. AHGP’s principal sources of cash flow are its ownership of general partner interests, limited partner interests and incentive distribution rights in ARLP. Based on ARLP’s current declared distribution, AHGP expects to receive quarterly cash distributions from ARLP of $49.0 million, or $196.0 million on an annualized basis. AHGP’s primary cash requirements are for working capital, distributions to its unitholders and general and administrative expenses, including for 2013 an estimated $2.9 million in general and administrative expenses.

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AHGP and ARLP will discuss their 2013 Quarter financial results during a joint conference call scheduled for today at 10:00 a.m. Eastern.  To participate in the conference call, dial (866) 318-8615 and provide pass code 91181891.  International callers should dial (617) 399-5134 and provide the same pass code.  Investors may also listen to the call via the “investor relations” section of ARLP’s website at http://www.arlp.com or the “investor information” section of AHGP’s website at http://www.ahgp.com.

An audio replay of the conference call will be available for approximately one week.  To access the audio replay, dial (888) 286-8010 and provide pass code 17544865.  International callers should dial (617) 801-6888 and provide the same pass code.

This announcement is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b), with 100% of the partnership’s distributions to foreign investors attributable to income that is effectively connected with a United States trade or business.  Accordingly, AHGP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable tax rate.

About Alliance Holdings GP, L.P.

AHGP is a limited partnership formed to own and control Alliance Resource Management GP, LLC, the managing general partner of Alliance Resource Partners, L.P. (NASDAQ: ARLP), through which it holds a 1.98% general partner interest and the incentive distribution rights in ARLP.  In addition, AHGP owns 15,544,169 common units of ARLP.

News, unit prices and additional information about AHGP including filings with the Securities and Exchange Commission, are available at http://www.ahgp.com.  For more information, contact the investor relations department of AHGP at (918) 295-1415 or via e-mail at investorrelations@ahgp.com.

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The statements and projections used throughout this release are based on current expectations.  These statements and projections are forward-looking, and actual results may differ materially.  These projections do not include the potential impact of any mergers, acquisitions or other business combinations that may occur after the date of this release.  At the end of this release, we have included more information regarding business risks that could affect our results.

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FORWARD-LOOKING STATEMENTS:  With the exception of historical matters, any matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projected results.  These risks, uncertainties and contingencies include, but are not limited to, the following: changes in competition in coal markets and the ARLP Partnership’s ability to respond to such changes; changes in coal prices, which could affect the ARLP Partnership’s operating results and cash flows; risks associated with the ARLP Partnership’s expansion of its operations and properties; legislation, regulations, and court decisions and interpretations thereof, including those relating to the environment, mining, miner health and safety and health care; deregulation of the electric utility industry or the effects of any adverse change in the coal industry, electric utility industry, or general economic conditions; dependence on significant customer contracts, including renewing customer contracts upon expiration of existing contracts; changing global economic conditions or in industries in which the ARLP Partnership’s customers operate; liquidity constraints, including those resulting from any future unavailability of financing; customer bankruptcies, cancellations or breaches to existing contracts, or other failures to perform; customer delays, failure to take coal under contracts or defaults in making payments; adjustments made in price, volume or terms to existing coal supply agreements; fluctuations in coal demand, prices and availability; the ARLP Partnership’s productivity levels and margins earned on its coal sales; unexpected changes in raw material costs; unexpected changes in availability of skilled labor; the ARLP Partnership’s ability to maintain satisfactory relations with its employees; any unanticipated increases in labor costs, adverse changes in work rules, or unexpected cash payments or projections associated with post-mine reclamation and workers’ compensation claims; any unanticipated increases in transportation costs and risk of transportation delays or interruptions; unexpected operational interruptions due to geologic, permitting, labor, weather-related or other factors; risks associated with major mine-related accidents, such as mine fires, or interruptions; results of litigation, including claims not yet asserted; difficulty maintaining the ARLP Partnership’s surety bonds for mine reclamation as well as workers’ compensation and black lung benefits; difficulty in making accurate assumptions and projections regarding pension, black lung benefits and other post-retirement benefit liabilities; coal market’s share of electricity generation, including as a result of environmental concerns related to coal mining and combustion and the cost and perceived benefits of other sources of electricity, such as natural gas, nuclear energy and renewable fuels; uncertainties in estimating and replacing the ARLP Partnership’s coal reserves; a loss or reduction of benefits from certain tax deductions and credits; difficulty obtaining commercial property insurance, and risks associated with the ARLP Partnership’s participation (excluding any applicable deductible) in the commercial insurance property program; and difficulty in making accurate assumptions and projections regarding future revenues and costs associated with equity investments in companies we do not control.

Additional information concerning these and other factors can be found in AHGP’s public periodic filings with the Securities and Exchange Commission (“SEC”), including AHGP’s Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 1, 2013 with the SEC.  Except as required by applicable securities laws, AHGP does not intend to update its forward-looking statements.

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OPERATING DATA

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

SALES AND OPERATING REVENUES:
Coal sales	$518,447	$499,003	$1,594,530	$1,441,107
Transportation revenues	11,554	5,625	23,459	17,651
Other sales and operating revenues	7,135	6,720	20,595	25,854
Total revenues	537,136	511,348	1,638,584	1,484,612

EXPENSES:
Operating expenses (excluding depreciation, depletion and amortization)	346,045	338,644	1,042,057	946,806
Transportation expenses	11,554	5,625	23,459	17,651
Outside coal purchases	636	4,424	2,028	34,759
General and administrative	15,237	15,282	47,956	47,494
Depreciation, depletion and amortization	66,099	59,781	198,688	154,923
Asset impairment charge	—	19,031	—	19,031
Total operating expenses	439,571	442,787	1,314,188	1,220,664

INCOME FROM OPERATIONS	97,565	68,561	324,396	263,948
Interest expense, net	(6,168)	(7,446)	(19,004)	(21,626)
Interest income	253	94	565	239
Equity in loss of affiliates, net	(5,990)	(2,832)	(15,556)	(11,040)
Other income	372	254	999	2,853
INCOME BEFORE INCOME TAXES	86,032	58,631	291,400	234,374
INCOME TAX BENEFIT	(718)	(102)	(1,307)	(726)
NET INCOME	86,750	58,733	292,707	235,100
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(32,539)	(19,238)	(117,517)	(91,927)
NET INCOME ATTRIBUTABLE TO ALLIANCE HOLDINGS GP, L.P. (“NET INCOME OF AHGP”)	$54,211	$39,495	$175,190	$143,173

BASIC AND DILUTED NET INCOME OF AHGP PER LIMITED PARTNER UNIT	$0.91	$0.66	$2.93	$2.39

DISTRIBUTIONS PAID PER LIMITED PARTNER UNIT	$0.785	$0.6975	$2.2875	$2.0025

WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING-BASIC AND DILUTED	59,863,000	59,863,000	59,863,000	59,863,000

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except unit data)

(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$23,121	$31,111
Trade receivables	169,916	172,724
Other receivables	1,121	1,019
Due from affiliates	620	562
Inventories	69,331	46,660
Advance royalties	11,280	11,492
Prepaid expenses and other assets	3,817	20,554
Total current assets	279,206	284,122

PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	2,576,521	2,361,863
Less accumulated depreciation, depletion and amortization	(990,133)	(832,293)
Total property, plant and equipment, net	1,586,388	1,529,570

OTHER ASSETS:
Advance royalties	20,881	23,267
Equity investments in affiliates	124,345	88,513
Due from affiliate	11,150	3,084
Other long-term assets	29,003	30,284
Total other assets	185,379	145,148
TOTAL ASSETS	$2,050,973	$1,958,840

LIABILITIES AND PARTNERS’ CAPITAL

CURRENT LIABILITIES:
Accounts payable	$107,450	$100,678
Due to affiliates	393	327
Accrued taxes other than income taxes	22,636	20,033
Accrued payroll and related expenses	51,603	38,501
Accrued interest	6,185	1,435
Workers’ compensation and pneumoconiosis benefits	9,478	9,320
Current capital lease obligations	1,214	1,000
Other current liabilities	21,763	19,572
Current maturities, long-term debt	80,500	18,000
Total current liabilities	301,222	208,866

LONG-TERM LIABILITIES:
Long-term debt, excluding current maturities	687,500	773,000
Pneumoconiosis benefits	63,921	59,931
Accrued pension benefit	31,202	31,078
Workers’ compensation	70,733	68,786
Asset retirement obligations	76,517	81,644
Long-term capital lease obligations	17,513	18,613
Other liabilities	6,831	9,147
Total long-term liabilities	954,217	1,042,199
Total liabilities	1,255,439	1,251,065

COMMITMENTS AND CONTINGENCIES

PARTNERS’ CAPITAL:
Alliance Holdings GP, L.P. (“AHGP”) Partners’ Capital:
Limited Partners — Common Unitholders 59,863,000 units outstanding	487,453	448,976
Accumulated other comprehensive loss	(17,314)	(18,296)
Total AHGP Partners’ Capital	470,139	430,680
Noncontrolling interests	325,395	277,095
Total Partners’ Capital	795,534	707,775
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$2,050,973	$1,958,840

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ALLIANCE HOLDINGS GP, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012

CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	$548,884	$422,369

CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment:
Capital expenditures	(242,653)	(332,353)
Changes in accounts payable and accrued liabilities	(354)	(4,024)
Proceeds from sale of property, plant and equipment	124	114
Purchases of equity investments in affiliate	(47,500)	(43,100)
Payment for acquisition of business	—	(100,000)
Payments to affiliate for acquisition and development of coal reserves	(21,318)	(34,601)
Advances/loans to affiliate	(7,500)	(2,229)
Payments from affiliate	—	4,229
Other	—	546
Net cash used in investing activities	(319,201)	(511,418)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under term loan	—	250,000
Borrowings under revolving credit facilities	211,000	150,000
Payments under revolving credit facilities	(216,000)	(75,000)
Payment on term loan	—	(300,000)
Payment on long-term debt	(18,000)	(18,000)
Payments on capital lease obligations	(886)	(673)
Payment of debt issuance costs	—	(4,272)
Net settlement of employee withholding taxes on vesting of ARLP Long-Term Incentive Plan	(3,015)	(3,734)
Distributions paid by consolidated partnership to noncontrolling interests	(73,835)	(66,755)
Distributions paid to Partners	(136,937)	(119,876)
Net cash used in financing activities	(237,673)	(188,310)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(7,990)	(277,359)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	31,111	281,469

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$23,121	$4,110

Presentation of Net Income

Consolidated net income includes earnings attributable to both AHGP and noncontrolling interests.  Unless otherwise noted, any reference to net income in this release represents net income attributable to AHGP.

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